EXHIBIT 99

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

                     ALLIED WASTE TO ACQUIRE BROWNING-FERRIS
                          FOR $45.00 IN CASH PER SHARE

                    -- SECOND AND THIRD LARGEST COMPANIES IN
                   SOLID WASTE SERVICES INDUSTRY TO COMBINE --

       -- SIGNIFICANT SYNERGIES WILL TRANSLATE INTO EARNINGS ACCRETION FOR
                    ALLIED WASTE EARNINGS PER SHARE: EXPECTED
                       $1.60 IN 2000 AND $2.10 IN 2001 --

           -- INVESTOR GROUP LED BY APOLLO AND BLACKSTONE TO PURCHASE
              $1 BILLION IN NEWLY ISSUED ALLIED WASTE SECURITIES --

SCOTTSDALE, ARIZONA and HOUSTON, TEXAS, March 8, 1999 - Allied Waste Industries, Inc. (NYSE: AW) and Browning-Ferris Industries, Inc. (NYSE: BFI) today announced that they have entered into a definitive merger agreement under which Allied Waste will acquire Browning-Ferris for $45.00 in cash per share, as well as assume approximately $1.8 billion in debt, in a transaction valued at approximately $9.1 billion.

The transaction, which was approved unanimously by the Boards of Directors of both companies, will create the second largest solid waste services company in North America, with approximately $6.6 billion in annual revenues and an exceptional national network of landfill, collection, transfer, recycling and other operating assets. The combined company, which will be called Allied Waste Industries, Inc., will be led by Allied Waste's current senior management team, including Mr. Van Weelden as Chairman and CEO. The company will be headquartered in Scottsdale, AZ.

"The combination of Allied Waste and Browning-Ferris will create an efficient and highly competitive leader in the solid waste services industry," said Thomas
H. Van Weelden, Chairman, President and Chief Executive Officer of Allied Waste Industries, Inc. "We believe the application of our proven, successful vertical-integration strategy and decentralized operating structure to the combined asset base will put Allied Waste in a position to be the low-cost operator in the areas it serves."

Browning-Ferris President and Chief Executive Officer, Bruce E. Ranck, said:
"The combination of BFI and Allied Waste creates a strong and competitive force in an integrating waste services industry. The merger of these two companies provides financial and contractual considerations that protect and reward our shareholders and our employees. BFI has been distinguished by its dedicated and talented workforce and strong customer and asset base, and I know our employees will contribute all of their efforts to make this transaction successful."

SYNERGIES EXPECTED TO TRANSLATE TO EARNINGS ACCRETION

Allied Waste expects it will achieve $290 million of synergies and cost savings in the initial 12 months after close of the transaction (and $360 million total) by reducing corporate overhead costs, and by enhancing operating efficiencies and internalization. In the first year, Allied Waste anticipates that it will sell certain non-strategic businesses and complete required divestitures. The proceeds of these sales are expected to be more than $900 million, which, together with more than $200 million of free cash flow generated by the company's operations, will be used to reduce debt.

Excluding charges, Allied Waste expects the transaction to be accretive to earnings in calendar year 2000 and beyond. The company anticipates operating earnings per share to be $1.60 in 2000, and $2.10 in 2001. These estimates include approximately $0.70 per share from additional goodwill created by this purchase-accounting transaction, as well as significantly lower capitalized interest.

FINANCING IN PLACE

"The manner in which we have structured the financing of this acquisition, combined with the significant synergies we expect to realize from the integration of the two businesses, gives Allied Waste substantial flexibility to continue to execute its business plan and deliver value to customers and shareholders," said Mr.
Van Weelden.

Commitments to purchase an aggregate of $1 billion of convertible preferred stock have been obtained from an investor group led by affiliates of Allied Waste's two largest shareholders, Apollo Management IV, L.P. and Blackstone Capital Partners III. Other investors include DLJ Merchant Banking Partners II, L.P. and Greenwich Street Capital Partners (an affiliate of Citigroup). The preferred stock to be issued will pay a 6.5% dividend and, following the receipt of any necessary stockholder approval, will be convertible into Allied Waste common stock at a price of $18.00 per share.

Along with the equity commitments described above, Allied Waste has obtained commitments from a bank group led by The Chase Manhattan Bank for $9.5 billion in senior financing to provide funds to complete the acquisition, and to provide working capital for Allied Waste following consummation of the acquisition. The commitments are subject to customary conditions and final documentation.

Allied Waste's financing commitments consist of a $7.0 billion senior secured facility and a $2.5 billion senior unsecured increasing rate note facility provided by The Chase Manhattan Bank, Citibank, N.A., and DLJ Capital Funding, Inc. Chase Securities Inc. will serve as administrative agent and co-lead arranger. Salomon Smith Barney Inc. will serve as syndication agent and co-lead arranger. DLJ Capital Funding, Inc. will serve as documentation agent.

Following completion of the acquisition, it is currently intended that Allied Waste's $1.7 billion of Senior Notes and substantially all of Browning-Ferris' debt (other than its bank and commercial paper loans) will be kept outstanding and will be equally and ratably secured by those assets of Browning-Ferris, which will be pledged to the banks under the new senior secured credit facilities.

The transaction is subject to approval by Browning-Ferris shareholders, expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, and other customary closing conditions. It is expected that the transaction will be completed in the third quarter of 1999.

Donaldson, Lufkin & Jenrette served as financial adviser to Allied Waste Industries, Inc. and Goldman Sachs served as financial adviser to Browning-Ferris Industries, Inc. Chase Securities Inc. served as financial advisor to Allied Waste, and provided an opinion to the Board of Directors that both the transaction and the terms of the preferred stock, considered together, are fair from a financial point of view. Allied Waste also engaged Salomon Smith Barney Inc. to serve in an advisory capacity on the transaction.

Allied Waste Industries, Inc., a leading North American waste services company, provides collection, recycling and disposal services for residential, commercial and industrial customers.

Browning-Ferris Industries, Inc., a leading North American waste services company, provides collection, recycling and disposal services for residential, commercial, industrial and medical waste customers.

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the company "believes," "anticipates," "expects" or words of similar import. Similarly, statements that describe the company's future plans, objectives or goals are forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Examples of such risks and uncertainties include, without limitation, the ability of Allied to continue its vertical integration business strategy in a successful manner; the ability of Allied to successfully pursue and continue a disciplined market development program, the ability of Allied to successfully integrate the acquired operations, to exit certain regional markets and certain non-strategic businesses, whether and when the transaction is concluded or completed will be accretive to Allied's earnings, and the amount of consideration to be paid and timing of the closing of the potential transaction currently under definitive agreement. Other factors which could materially affect such forward-looking statements can be found in the company's periodic reports filed with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.


Contacts:   For Allied Waste                   For BFI
            ----------------                   -------
            Pete Hathaway (Analysts)           Elizabeth Ivers (Analysts)
            602-423-2946                       281-870-7161
            Todd Fogarty (Media)               Eric Graves (Media)
            212-521-4800                       281-870-7854

ALLIED WASTE INDUSTRIES, INC. (NYSE: AW)

o  Third largest solid waste services company in North America
o  Annualized revenues of approximately $1.7 billion
o  MARKET PRESENCE IN 28 STATES

o  Collection companies:         130
o  Transfer stations:            76
o  Landfills:                    76
o  Recycling facilities:         22
o  Customers:                    2.6 million

--------------------------------------------------------------------------------

BUSINESS HIGHLIGHTS

Headquarters:                    Scottsdale, AZ
Employees:                       7,500

Management:

o  Thomas Van Weelden            Chairman, President and Chief Executive Officer
o  Larry Henk                    Vice President, Chief Operating Officer
o  Henry Hirvela                 Vice President, Chief Financial Officer
o  Peter Hathaway                Vice President, Chief Accounting Officer
o  Steve Helm                    Vice President, Legal
o  Don Slager                    Vice President, Operations

FINANCIAL HIGHLIGHTS

                                 FY 1998
                                 -------
Revenues                         $1.6 billion
EBITDA*                          $527.5 million
Operating Income*                $347.5 million
*Excluding charges
--------------------------------------------------------------------------------

REVENUE MIX (4Q 1998)

Collection                       55%
Disposal                         31%
Transfer                         8%
Recycling                        4%
Other                            2%

o  Pure solid waste company
o  Domestic operations only
o  Internalization rate                                     69%
o  Solid waste disposed of annually at Allied landfills     25.1 million tons
o  Internal growth                                          8%

BROWNING-FERRIS INDUSTRIES, INC. (NYSE: BFI)

o   Second largest solid waste services company in North America
o   Annualized revenues of approximately $4.2 billion
o   450 operating locations in the United States, Canada, and Puerto Rico

o   Commercial and industrial accounts                             740,000
o   Collection locations                                               250
o   Solid waste residential accounts                             6,400,000
o   Recycling curbside residential accounts                      5,000,000
o   Medical waste accounts                                         200,000
o   Solid waste disposed annually at BFI landfills         34 million tons
o   Owned or operated landfills                                         94
o   Recyclables processed annually at BFI recycleries       3 million tons
o   Recycleries                                                         90
o   Transfer stations                                                   90
o   Medical waste treatment facilities                                  25

--------------------------------------------------------------------------------

BUSINESS HIGHLIGHTS

Headquarters:             Houston, TX
Employees:                26,000

Management:
o  Bruce E. Ranck         President and Chief Executive Officer
o  J. Gregory Muldoon     Executive Vice President and Chief Operating Officer
o  Norman Myers           Executive Vice President and Chief Development Officer
o  Jeffrey E. Curtiss     Senior Vice President and Chief Financial Officer
o  Rufus Wallingford      Senior Vice President and General Counsel

--------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS
                           FY 1998 - TOTAL COMPANY*     FY 1998 - NORTH AMERICA*
                           ------------------------     ------------------------
Revenues                   $4.7 billion                 $4.1 billion
EBITDA*                    $1.1 billion                 $990 million
Operating Income*          $630 million                 $581 million

*Before special charges, extraordinary items, and cumulative effects of changes in accounting principles and excludes severance of $5.2 million.
--------------------------------------------------------------------------------

BUSINESS MIX (1Q99)

Collection                  68%               Transfer and Disposal       14%
Medical Waste               5%                Recycling                   10%
Services and Other          3%

o   Equity ownership in American Ref-Fuel and SITA
o   North American operations only
o   Internalization rate               49%
o   Landfill volume                    33.9 million gateyards
o   Internal growth                    4%


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